                                                                    EXHIBIT 99.1

[TRUE NORTH GRAPHIC]

TRUE NORTH COMMUNICATIONS INC.
March 12, 2001
Kevin Smith:  312/425-6546
Kathryn Woods:  212/727-5582

FOR IMMEDIATE RELEASE

                    TRUE NORTH REPORTS STRONG FOURTH QUARTER
                         AND FULL YEAR OPERATING RESULTS

                           FOURTH QUARTER HIGHLIGHTS:
                 OPERATING MARGIN INCREASES TO 19.2% FROM 16.7%
                     ORGANIC GROWTH RISES TO 9.3% FROM 6.6%
                   OPERATING INCOME UP 26.9% TO $84.6 MILLION
                                REVENUES UP 10.5%

          COMPANY RESOLVES SEC ACCOUNTING MATTER; HAS ADOPTED 20-YEAR
        AMORTIZATION PERIOD VS 40 YEARS PREVIOUSLY USED FOR ACQUISITION-
           RELATED INTANGIBLE ASSETS; WILL RESTATE PREVIOUSLY ISSUED
                              FINANCIAL STATEMENTS

        TRUE NORTH TO RELEASE FULL RESULTS FOR PERIOD AFTER MODEM MEDIA
          RELEASES ITS FOURTH QUARTER AND FULL YEAR RESULTS; DATE TBD

CHICAGO--TRUE NORTH COMMUNICATIONS INC. (NYSE: TNO)

o    True North achieved key financial objectives for 2000:
     - Organic growth rose to 9.8% from 4.5% in 1999, achieving TNO's goal of 9% or more.
     - Operating margin increased to 12.8% from 10.2%, achieving TNO's goal of 12% or more.
     - Staff cost ratio decreased to 58.7% vs. 60.7%, achieving TNO's goal of 60% or less.

o Q4 new business win highlights: Samsung global branding, key Kraft brands in global consolidation, AT&T Business Services, Heinz, Fisher-Price.

o 2000 net new business wins were $315 million; excluding the loss of Chrysler, net wins were $1.25 billion.

o True North has adopted a 20-year amortization period for intangible assets related to prior acquisitions and will restate previously issued financial statements; changes will not affect revenues or cash flow.

o Unless otherwise noted, all numbers reported herein exclude restructuring and other unusual items and are restated amounts, reflecting the change in accounting treatment.

-------------------------------------------------------------------------------
 "WE ARE PLEASED TO REPORT THAT OUR FOURTH QUARTER OPERATING RESULTS BUILD ON THE TRENDS OF RECENT QUARTERS, WITH EXCELLENT PROFITABILITY AND A NUMBER OF MAJOR NEW BUSINESS WINS. FOR THE YEAR, ORGANIC GROWTH INCREASED TO 9.8% AND OPERATING MARGIN ROSE TO 12.8% FROM 10.2% THE YEAR BEFORE, SIGNIFICANT IMPROVEMENTS THAT REFLECT OUR FOCUS ON FINANCIAL DISCIPLINE AND THE POSITIVE MOMENTUM OF OUR BRANDS. IT'S ALSO ENCOURAGING THAT COLLABORATION AMONG OUR STRONG BRANDS IS ON THE RISE AS OUR CLIENTS LOOK TO US FOR MORE COMPLETE COMMUNICATIONS SOLUTIONS - ADDING TO OUR ORGANIC GROWTH IN 2000."

               -- David Bell, Chairman and Chief Executive Officer

-------------------------------------------------------------------------------

[TRUE NORTH GRAPHIC]

TRUE NORTH COMMUNICATIONS INC.
March 12, 2001
Kevin Smith: 312/425-6546
Kathryn Woods: 212/727-5582

FOR IMMEDIATE RELEASE

                    TRUE NORTH REPORTS STRONG FOURTH QUARTER
                         AND FULL YEAR OPERATING RESULTS

                           FOURTH QUARTER HIGHLIGHTS:
                 OPERATING MARGIN INCREASES TO 19.2% FROM 16.7%
                     ORGANIC GROWTH RISES TO 9.3% FROM 6.6%
                   OPERATING INCOME UP 26.9% TO $84.6 MILLION
                                REVENUES UP 10.5%

          COMPANY RESOLVES SEC ACCOUNTING MATTER; HAS ADOPTED 20-YEAR
        AMORTIZATION PERIOD VS 40 YEARS PREVIOUSLY USED FOR ACQUISITION-
           RELATED INTANGIBLE ASSETS; WILL RESTATE PREVIOUSLY ISSUED
                              FINANCIAL STATEMENTS

        TRUE NORTH TO RELEASE FULL RESULTS FOR PERIOD AFTER MODEM MEDIA
          RELEASES ITS FOURTH QUARTER AND FULL YEAR RESULTS; DATE TBD

CHICAGO--TRUE NORTH COMMUNICATIONS INC. (NYSE: TNO) today reported strong operating results for the fourth quarter and full year 2000, which were boosted by higher organic growth and operating margin.

True North also reported that it has resolved an accounting matter with the Securities and Exchange Commission (SEC), which related to the accounting for acquisition-related intangible assets and related amortization periods. As a result, True North has adopted a 20-year amortization period for intangible assets related to prior acquisitions versus the 40-year period used previously for most acquisitions, and will restate previously issued financial statements. Unless otherwise noted, all numbers reported herein exclude restructuring and other unusual items and are restated amounts, reflecting the change in accounting treatment.

True North is reporting only operating results at this time because Modem Media (NASDAQ: MMPT) has delayed reporting its fourth quarter and year-end results. True North said that it will release its full financial results after Modem Media releases its report; that date is still to be determined. True North owns an approximate 45% equity stake in Modem Media and accounts for it using the equity method of accounting.

"We are pleased to have resolved the accounting matter with the SEC," commented David Bell, True North's Chairman and Chief Executive Officer. "The outcome has no impact on our revenues, cash flow or, we believe, the economic value of our business." Added Bell, "We also wanted to move ahead in reporting our very positive operating results, which underscore True North's fundamental strengths."
                                     -More-

2/TN REPORTS STRONG 4Q AND FULL YEAR OPERATING RESULTS

FOURTH QUARTER 2000 OPERATING RESULTS
True North reported that fourth quarter 2000 revenues from commission and fee income increased 10.5% to $441.0 million from $399.1 million in the year-ago quarter. Organic growth rose to 9.3% from 6.6% in last year's fourth quarter, led by growth in international markets, especially Europe. Both 2000 and 1999 results, for comparative purposes, exclude the revenues of Modem Media, which was deconsolidated effective with the second quarter of 2000.

Operating income rose 26.9% to $84.6 million in the fourth quarter of 2000 from the year-ago quarter, excluding unusual items. Operating margin increased to 19.2% from 16.7% in the year-ago quarter. Continuing the positive trend of recent quarters, operating margin expanded on improved organic growth and significant decreases in staff cost and other general expense ratios. Staff costs as a percentage of revenues were trimmed to 53.2% from 54.6% in the year-ago quarter, while other general expenses as a percentage of revenues fell to 27.6% from 28.7%.

True North said that it recorded a $17.5 million pre-tax charge ($0.20 per diluted share) in the fourth quarter related to the loss of the Chrysler account. True North had reported in January that it would take a pre-tax charge in the fourth quarter of between $17 million and $20 million associated with the loss.

Fourth quarter net new business wins, excluding the loss of Chrysler, were $191 million in equivalent annualized billings, up from $151 million in last year's fourth quarter. Including the Chrysler loss in the fourth quarter, True North had a net new business billings loss of $742 million. Since the Chrysler announcement in November, True North noted that in the fourth quarter it won several major accounts, including global wins from Samsung and Kraft.

Commented Bell, "We are pleased to report that our fourth quarter operating results build on the trends of recent quarters, with excellent profitability and a number of major new business wins. Organic growth rose to 9.3% in the quarter and our operating margin improved to 19.2% from 16.7%."

FULL-YEAR 2000 OPERATING RESULTS
Revenues for 2000 rose 11.9% to $1.5 billion, excluding the revenues of Modem Media for both periods. Organic growth was 9.8% in 2000, up from 4.5% in 1999. Excluding the impact of unusual items in both 2000 and 1999, operating income increased 40.4% to $196.2 million in 2000 from $139.8 million in 1999. As a percentage of revenue, staff costs decreased to 58.7% in 2000 from 60.7% in 1999, while other general expenses were 28.5% compared with 29.1% last year. Operating margin climbed to 12.8% from 10.2% in 1999. Net new business in equivalent annualized billings was $315 million in 2000, compared with $613 million in 1999. Excluding the Chrysler business, net new business doubled to $1.25 billion in equivalent annualized billings.

"For the year, organic growth increased to 9.8% and operating margin rose to 12.8% from 10.2%, significant improvements that reflect our focus on financial discipline and the positive momentum of our brands," noted Bell. "It's also encouraging that collaboration among our strong brands is on the rise as our clients look to us for more complete communications solutions - adding to our organic growth in 2000."

                                     -More-

3/TN REPORTS STRONG 4Q AND FULL YEAR OPERATING RESULTS

Bell stated, "The strength of our brands is building across True North. FCB Worldwide continues to win important global business, with international business up to about 40% of revenues. At the same time, our non-traditional brands strengthened their global competitive positions, and our revenues in that area continue to rise. For 2000, non-traditional revenues were 36% of total revenues, up from 28% just two years ago; for 2001 we expect these revenues to represent approximately 40% of total revenues. BSMG Worldwide is delivering strong organic growth. Marketing Drive Worldwide has also grown rapidly on a global scale in marketing services. And R/GA was recently named Interactive Creative Agency of the Year by ADWEEK MAGAZINE. We began 2001 well positioned for growth."

Kevin Smith, True North's Chief Financial Officer, commented, "I'm pleased to report that we met our financial objectives for 2000. Our balance sheet is also strong and working capital management has improved significantly. At the close of the year 2000, we were debt-free in the U.S. Overall, True North has strong fundamentals."


TRUE NORTH 2000 FINANCIAL OBJECTIVES*
-------------------------------------------------------------------------------
                        FINANCIAL OBJECTIVES         2000 ACTUAL
                        --------------------         -----------
o Organic growth          GREATER THAN  9%                9.8%

o Operating margin        GREATER THAN 12%               12.8%

o Staff cost ratio           LESS THAN 60%               58.7%

* Excludes restructuring and other charges

True North will report on its other financial objectives when that information becomes available
-------------------------------------------------------------------------------


FURTHER INFORMATION ON IMPACT OF ACCOUNTING CHANGE
True North said that in late February, the Company and its outside accountants, Arthur Andersen, approached the SEC for clarification of its position on accounting for contingent earn-out payments. The SEC did not object to the Company's accounting treatment for this matter; however, the SEC then asked for information on the Company's accounting for acquisition-related intangibles and the related amortization periods.

In line with advertising industry practice and with the concurrence of its outside accountants, the Company had generally used a 40-year period for amortization of intangible assets arising from acquisitions. Based on the discussions with the SEC, the Company said that it would adopt amortization periods not exceeding 20 years for prior acquisitions and that accounting for future acquisitions would be determined on a case-by-case basis.

In addition to the adjustment to results in 2000, True North also said that, when it files its Form 10-K for the year ended December 31, 2000, it will restate previously issued financial statements to reflect this change. Pending such restatements, the Company said that its previously filed financial statements and reports of independent public accountants should not be relied upon.

                                     -More-

4/TN REPORTS STRONG 4Q AND FULL YEAR OPERATING RESULTS

The change in accounting reduced True North's operating income by $3.7 million and $2.7 million for the fourth quarter, 2000 and 1999, respectively. The change reduced True North's operating income by $14.6 million and $12.5 million for the year ended December 31, 2000 and 1999, respectively.

NEW BUSINESS
In the fourth quarter, True North continued to gain new business across the company's major agency brands. Wins included expanded assignments from key clients as well as important new client wins. New business highlights include:

MAJOR NEW BUSINESS WINS:
o Samsung named FCB Worldwide to handle its global branding
o Kraft selected FCB Chicago and New York in the global consolidation of its salad dressing, Velveeta and coffee brands
o Quaker named FCB Chicago for Aunt Jemima, Crispy Mini's and Instant Grits brands
o AT&T Business Services awarded business to FCB New York and Southern
  California
o Fisher-Price chose FCB New York for character-branded products
o CMGI also awarded business to FCB New York
o Heinz selected Marketing Drive Worldwide for marketing services
o National Association of Variable Annuities named Bozell's Avrett Free Ginsberg
o NEEP awarded its New England Energy Star campaign to Bozell Kamstra
o A.T. Kearney selected BSMG for public relations

INTERNATIONAL WINS:
o Beiersdorf selected FCB for its advertising in Austria and Thailand
o Gatorade named FCB its agency in both Italy and Switzerland
o Power Channel named FCB Europe as its agency
o Madrange awarded FCB France its account
o Sud Deutsche Zeitung and Auto Motor und Sport awarded business to FCB Germany
o Tic Tac Mints awarded business to FCB UK
o FCB Philippines won Asia Online

The Company's focus on collaboration also yielded a number of important new assignments from leading clients seeking more complete solutions. Overall, True North reported that for the year 2000 annualized revenue from collaboration was nearly $50 million.

COLLABORATION:
o FCB Chicago client Archer Daniels Midland named Marketing Drive's new Luxon Carra unit for branding
o FCB Chicago's SC Johnson client awarded BSMG in London and FRB with public relations assignments
o FCB HealthCare clients Acurian and Organon named BSMG Worldwide for PR
o FCB Southern California's American Eagle Outfitters client named TN Media for media
o Bozell Omaha client Mutual of Omaha selected Marketing Drive's Luxon Carra
o Tierney Communications' Exelon client named Marketing Drive for promotion

                                     -More-

5/TN REPORTS STRONG 4Q AND FULL YEAR OPERATING RESULTS

KEY GROWTH INITIATIVES - EXPANDING TRUE NORTH GLOBAL BRANDS
True North continued to address its acquisition priorities during the fourth quarter, expanding the international presence of its leading global brands -- FCB Worldwide in advertising, BSMG Worldwide in public relations, and Marketing Drive Worldwide in marketing services. Fourth quarter acquisitions were as follows:

o FCB Asia Pacific increased its footprint in the fast-growing Korean market with the acquisition of Hahnin, an advertising agency serving a range of leading consumer, business and financial clients. The acquisition made FCB one of the top ten agencies in that market.

o FCB Europe expanded in France with the acquisition of Acam, one of France's top proximity advertising organizations, with eight offices across France serving retail-focused clients.

o BSMG Worldwide strengthened its position as a global financial and corporate public relations leader with the acquisition of London-based Square Mile Holding Ltd. The acquisition also consolidated BSMG's position as one of the top six players in the UK public relations market following its earlier acquisition of UK firm GJW.

o Marketing Drive Worldwide expanded its global marketing services capabilities with the addition of Luxon Carra, a major global corporate branding and design consultancy with blue chip clients and offices in London, Hamburg and San Francisco.

TRUE NORTH 2001 FINANCIAL OBJECTIVES
The Company said that it had set the following financial objectives for the year 2001:



-------------------------------------------------------------------------------
o    Organic growth*          GREATER THAN OR EQUAL TO   8%

o    EPS growth*              GREATER THAN OR EQUAL TO  15%

o    Operating margin         GREATER THAN OR EQUAL TO  12.5%

o    Staff cost ratio                         LESS THAN 60%

o    Debt to total capital                    LESS THAN 30%

o    Tax rate in the low 40's

  * Excludes Chrysler
-------------------------------------------------------------------------------

WEBCAST INFORMATION
True North will hold a conference call for investors on Monday, March 12, 2001 at 11AM EST. The conference call will be simulcast live on the Internet, accessible on WWW.STREETFUSION.COM, with replays available for 7 days.

ABOUT TRUE NORTH
True North Communications (NYSE: TNO) is a top global advertising and communications holding company. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. In addition, True North has a strong set of other brands including Bozell Group, New America Strategies Group, Temerlin McClain, R/GA, Tierney Communications and TN Media. True North also has a stake in the German-based advertising agency, Springer & Jacoby. Based in Chicago, True North had 2000 revenues of approximately $1.5 billion.


                                     -More-

6/TN REPORTS STRONG 4Q AND FULL YEAR OPERATING RESULTS


CAUTIONARY STATEMENT
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in competition, the ability of True North to continue to improve its cost management, the ability to retain current and attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

                                      # # #

                     (FINANCIAL TABLES ON OPERATIONS FOLLOW)

TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
QUARTER ENDED DECEMBER 31,

                                                 2000                                    1999
                                   ----------------------------------    ----------------------------------      2000 OPERATIONS
                                                                                                              B/(W) 1999 OPERATIONS
                                                                                     DECONSOLIDATE            ---------------------
                                   OPERATIONS     UNUSUAL     EXTERNAL   OPERATIONS      MODEM      EXTERNAL      $           %
                                   ----------    --------     --------   ----------     -------     --------    -------     ----
Commissions and Fees                $441,004     $      -     $441,004     $399,104     $24,490     $423,594    $41,900     10.5%
                                   ----------    --------     --------   ----------     -------     --------    -------
Operating Expenses:
 Salaries and employee benefits      234,611            -      234,611      217,816      13,613      231,429    (16,795)    -7.7%
 Office and general expenses         121,809(b)         -      121,809      114,610(b)    7,792      122,402     (7,199)    -6.3%
 Restructuring and other charge            -       17,500(a)    17,500            -           -            -          -      n/a
                                   ----------    --------     --------   ----------     -------     --------    -------
   Total operating expenses          356,420       17,500      373,920      332,426      21,405      353,831    (23,994)    -7.2%
                                   ----------    --------     --------   ----------     -------     --------    -------
Operating Income                    $ 84,584     $(17,500)    $ 67,084     $ 66,678     $ 3,085     $ 69,763    $ 17,906    26.9%
                                   ----------    --------     --------   ----------     -------     --------    -------
                                   ----------    --------     --------   ----------     -------     --------    -------

Staff Cost Ratio                        53.2%                     53.2%        54.6%                    54.6%
O&G Expense Ratio                       27.6%                     27.6%        28.7%                    28.9%
Operating Margin                        19.2%                     15.2%        16.7%                    16.5%


  (a) REPRESENTS CHRYSLER SPECIAL CHARGE.
  (b) INCLUDES ADDITIONAL AMORTIZATION OF INTANGIBLE ASSETS OF $3,665 IN 2000 AND $2,737 IN 1999 DUE TO A CHANGE IN ACCOUNTING.


TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
YEAR ENDED DECEMBER 31,


                                                                  2000
                                      ----------------------------------------------------------
                                                                    DECONSOLIDATE
                                       OPERATIONS      UNUSUAL          MODEM        EXTERNAL
                                      ------------   -----------    --------------  -----------
Commissions and Fees                  $1,528,305      $       --       $   28,538    $1,556,843
                                      ----------      ----------       ----------    ----------

Operating Expenses:
    Salaries and employee benefits       897,038              --           17,851       914,889
    Office and general expenses          435,033(c)           --           13,628       448,661
    Restructuring and other charges           --          16,910(a)            --        16,910
                                      ----------      ----------       ----------    ----------

      Total operating expenses         1,332,071          16,910           31,479     1,380,460
                                      ----------      ----------       ----------    ----------

Operating Income                      $  196,234      $  (16,910)      $   (2,941)   $  176,383
                                      ==========      ==========       ==========    ==========



Staff Cost Ratio                            58.7%                                          58.8%
O&G Expense Ratio                           28.5%                                          28.8%
Operating Margin                            12.8%                                          11.3%

                                                                   1999
                                        ------------------------------------------------------------     2000 OPERATIONS
                                                                       DECONSOLIDATE                  B/(W) 1999 OPERATIONS
                                         OPERATIONS       UNUSUAL          MODEM       EXTERNAL            $           %
                                        -----------     ----------     -------------  -----------     -----------   ------
Commissions and Fees                    $1,365,373      $       --      $   74,041    $1,439,414       $  162,932    11.9%
                                        ----------      ----------       ----------   ----------       ----------

Operating Expenses:
    Salaries and employee benefits         828,659              --           42,774      871,433          (68,379)   -8.3%
    Office and general expenses            396,914(c)           --           24,819      421,733          (38,119)   -9.6%
    Restructuring and other charges             --          75,354(b)            --       75,354               --     n/a
                                        ----------      ----------       ----------   ----------       ----------
      Total operating expenses           1,225,573          75,354           67,593    1,368,520         (106,498)   -8.7%
                                        ----------      ----------       ----------   ----------       ----------
Operating Income                        $  139,800      $  (75,354)      $    6,448   $   70,894       $   56,434     40.4%
                                        ==========      ==========       ==========   ==========       ==========



Staff Cost Ratio                              60.7%                                         60.5%
O&G Expense Ratio                             29.1%                                         29.3%
Operating Margin                              10.2%                                          4.9%




(a) REPRESENTS $17,500 CHRYSLER SPECIAL CHARGE TAKEN IN THE 4TH QUARTER AND THE REVERSAL OF $590 EXCESS 1999 RESTRUCTURING RESERVES THAT WERE TAKEN INTO INCOME IN THE 3RD QUARTER.

(B) REPRESENTS RESTRUCTURING AND OTHER CHARGES, PRIMARILY SEVERANCE AND REAL ESTATE COSTS.

(C) INCLUDES ADDITIONAL AMORTIZATION OF INTANGIBLE ASSETS OF $14,585 IN 2000 AND $12,495 IN 1999 DUE TO A CHANGE IN ACCOUNTING.